UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2005

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2005, the American Stock Exchange ("AMEX") issued a "Warning letter" to The Allied Defense Group, Inc. ("Allied" or the "Company") stating that the Company was not in compliance with AMEX rules regarding the listing of additional shares.

Specifically, on November 16, 2005, the Company issued 118,072 shares of its common stock in connection with its acquisition of Global Microwave Systems, Inc., without first obtaining the AMEX's approval for such issuances. The Company has now submitted the application for the listing of such additional securities and has amended its acquisition protocol to ensure future compliance with this AMEX requirement.

The AMEX has determined not to apply at this time continued listing evaluation and follow-up procedures.

Item 9.01 Financial Statements and Exhibits.

On December 9, 2005, the Company distributed a press release announcing the receipt of the AMEX deficiency notice as set forth in Item 3.01 above. A copy of this press release is attached as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

December 9, 2005	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press release of The Allied Defense Group, Inc., dated December 9, 2005